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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Aaron Rents, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2005

        The 2005 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company"), will be held on Tuesday, May 3, 2005, at 10:00 a.m., Eastern Time, at the SunTrust Plaza, 4th Floor, 303 Peachtree Street, N.E., Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

          (1)   The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified;

          (2)   Approval of the Aaron Rents, Inc. Executive Bonus Plan; and

          (3)   Such other matters as may properly come before the meeting or any adjournment thereof.

        Information relating to the above items is set forth in the accompanying Proxy Statement.

        Only shareholders of record of the Class A Common Stock at the close of business on March 11, 2005 are entitled to vote at the meeting.

                      BY ORDER OF THE BOARD OF
                      DIRECTORS

                      JAMES L. CATES
                      Senior Group Vice President
                      and Corporate Secretary

Atlanta, Georgia
April 6, 2005

PLEASE COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY
SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
IF YOU DO NOT ATTEND PERSONALLY.
No postage is required if mailed
in the United States in the accompanying envelope.

Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2005

GENERAL INFORMATION

        The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 2005 annual meeting of shareholders to be held on Tuesday, May 3, 2005 (the "Annual Meeting"), and any adjournment thereof.

        Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by executing another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

        The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. Assuming the presence of a quorum, the Aaron Rents, Inc. Executive Bonus Plan ("Executive Bonus Plan") will be approved if more shares of Class A Common Stock are voted in favor of approval than against it. For other matters that may be properly presented at the Annual Meeting, the matter will also be approved if more shares of Class A Common Stock are voted in favor of the matter than against it, unless a greater vote is required by law.

        Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director or the approval of the Executive Bonus Plan. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters.

        Only shareholders of record of Class A Common Stock at the close of business on March 11, 2005 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 11, 2005, the Company had 8,396,233 shares of Class A Common Stock and 41,371,818 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors, one vote for approval of the Executive Bonus Plan and any other matters that may properly come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors or the other proposal described herein or with respect to most other matters presented to the shareholders for a vote.

        The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks, and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph, or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 6, 2005.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth, as of January 1, 2005 (except as otherwise noted), the beneficial ownership of the Company's Class A Common Stock and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all executive officers and directors of the Company as a group.

        Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of common stock held by him, her, or it.

Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
R. Charles Loudermilk, Sr 309 E. Paces Ferry Road Atlanta, Georgia	Class A Common	5,358,627 3,029,885	(2)	63.82 7.32	% %
Gabelli Asset Management, Inc. One Corporate Center Rye, New York	Class A	899,855	(3)	10.72%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD	Class A	612,975	(4)	7.30%
Gilbert L. Danielson	Class A Common	4,500 422,115	(5)	* 1.02%
Ronald W. Allen	Class A Common	11,250 3,750		* *
Earl Dolive	Class A Common	188,841 210,583		2.25 *	%
Robert C. Loudermilk, Jr.	Class A Common	3,375 1,022,221	(6) (7)	* 2.47%
William K. Butler, Jr.	Common	180,891	(8)	*
Leo Benatar	Class A Common	8,625 8,940		* *
Ingrid Saunders Jones	Class A Common	225 943		* *
Ray M. Robinson	Common	3,750		*
David L. Kolb	Common	30,943		*
K. Todd Evans	Common	45,705	(9)	*

All executive officers and directors as a group (a total of 18 persons)	Class A Common	5,578,870 5,233,815	(10)	66.44 12.65	% %

*
Less than 1%.

(1)
Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.

(2)
Includes currently exercisable options to purchase 187,500 shares of Common Stock and 11,788 shares of Common Stock held by Mr. Loudermilk, Sr.'s spouse.

(3)
As reported on Schedule 13D filed with the Securities and Exchange Commission on December 31, 2004 by Gabelli Asset Management, Inc.

(4)
As reported on Schedule 13G filed with the Securities and Exchange Commission on December 31, 2004 by T. Rowe Price Associates, Inc.

(5)
Includes currently exercisable options to purchase 414,000 shares of Common Stock and 1,575 shares of Common Stock held by Mr. Danielson's spouse.

(6)
Includes 3,375 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee.

(7)
Includes currently exercisable options to purchase 225,000 shares of Common Stock, 176,010 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee, and 37,995 shares of Common Stock held by Mr. Loudermilk, Jr.'s spouse.

(8)
Includes currently exercisable options to purchase 135,000 shares of Common Stock and 10,000 shares of Common Stock held by Mr. Butler's spouse.

(9)
Includes currently exercisable options to purchase 45,000 shares of Common Stock.

(10)
Includes currently exercisable options to purchase 1,210,125 shares of Common Stock.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's common stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and more than 10% shareholders during the year ended December 31, 2004, except that: (1) a Form 4, relating to the issuance of shares of Common Stock in lieu of cash for directors' fees, was inadvertently not timely filed on two separate occasions for each of Mr. Kolb and Ms. Jones, (2) a Form 4 relating to the purchase of Common Stock by Mr. Robinson, was inadvertently not timely filed and (3) a Form 5 was inadvertently not timely filed for Mr. Loudermilk, Jr. relating to Mr. Loudermilk, Jr.'s spouse's acquisition on three separate occasions of shares of Common Stock received by gift.

ELECTION OF DIRECTORS
(Item 1)

        The Board of Directors is responsible for directing the management of the Company. The Company's Bylaws provide for the Board of Directors to be comprised of eleven members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or will vote to reduce the number of directors for the ensuing year, as the Board recommends, but in no event will the proxy be voted for more than ten nominees. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named an eleventh nominee for director, which will result in a vacancy on the Board until the Board names additional nominees or reduces the size of the Board to ten members.

        All of the nominees listed below are now directors of the Company and have consented to serve as directors if elected. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

Name	Age	Principal Occupation for Past Five Years and Other Directorships	Director Since
R. Charles Loudermilk, Sr	77	Mr. Loudermilk, Sr. has served as Chairman of the Board and Chief Executive Officer of the Company since the Company's incorporation in 1962. From 1962 to 1997, he was also President of the Company. He has been a director of America's Mart Corporation, owner and manager of the Atlanta Merchandise Mart, since 1996. He is one of the founders and Chairman of the Board of The Buckhead Community Bank, and formerly the Chairman of the Board of Directors of the Metropolitan Atlanta Rapid Transit Authority.	1962
Robert C. Loudermilk, Jr.	45	Mr. Loudermilk, Jr., has served in various positions since joining the Company as an Assistant Store Manager in 1985. He has served as a Director of the Company since 1983, and as President and Chief Operating Officer of the Company since 1997.	1983
Gilbert L. Danielson	58	Mr. Danielson has served as Vice President, Finance and Chief Financial Officer and Director of the Company since 1990. He was named Executive Vice President in 1998. He has also served as a Director of Abrams Industries, Inc. since 2000.	1990
Ronald W. Allen(1)	63	Mr. Allen has served as a Director of the Company since 1997. He was Chairman and Chief Executive Officer of Delta Air Lines, an international air passenger carrier, from 1987 to 1997. He also served as President of Delta from 1983 to 1987 and from 1993 to 1997, and Chief Operating Officer from 1983 to 1997. He currently serves as a Director of The Coca-Cola Company.	1997

Leo Benatar(3)	75	Mr. Benatar has served as a Director of the Company since 1994. He is currently a Principal with Benatar & Associates. Previously, he has been an associated consultant with A.T. Kearney, Inc., a management consulting and executive search company since 1996. He was Chairman of Engraph, Inc., and served as Chief Executive Officer of that company from 1981 to 1995. Mr. Benatar serves as a Director of Interstate Bakeries Corporation, Mohawk Industries, Inc., and Paxar Corporation. He previously served as Chairman of the Federal Reserve Bank of Atlanta.	1994
Earl Dolive(1)	87	Mr. Dolive has served as a Director of the Company since 1977. He currently serves as a Director of Greenway Medical Technologies, Inc. and as Director Emeritus of Genuine Parts Company, a distributor of automobile replacement parts. Prior to his retirement in 1988, he was Vice Chairman of the Board of Genuine Parts Company.	1977
Ray M. Robinson(2)	57	Mr. Robinson is President of the East Lake Golf Club and Vice Chairman of the East Lake Community Foundation. He has served as a Director of the Company since 2002. Prior to his retirement in 2003 as Southern Region President, Mr. Robinson was employed with AT&T from 1968. Mr. Robinson currently serves on the Board of Directors for Avnet, Inc., Acuity Brands, Inc., Citizens Trust Bank, Mirant Corporation and ChoicePoint, Inc.	2002
Ingrid Saunders Jones(2)	59	Ms. Jones has served as a Director of the Company since 1995. She has been Senior Vice President of Corporate External Affairs of The Coca-Cola Company and Chairperson of The Coca-Cola Foundation since 1991. Previously, she was an Assistant Vice President of The Coca-Cola Company.	1995
William K. Butler, Jr.	52	Mr. Butler joined the Company in 1974 as a Store Manager. He served as Vice President of the Aaron's Rental Purchase Division from 1986 to 1995 and currently is President of that Division, now known as the Aaron's Sales & Lease Ownership Division. Mr. Butler has served as a Director of the Company since 2000.	2000
David L. Kolb(1)(3)	66	Mr. Kolb is currently Chairman of the Board of Directors of Mohawk Industries, Inc., a manufacturer of flooring products, where he also served as CEO from 1988 to 2001. Mr. Kolb has been a Director of the Company since August of 2003. He also serves on the Board of Directors for Chromcraft Revington Corporation and Paxar Corporation.	2003

(1)
Member of the Audit Committee of the Board of Directors.

(2)
Member of the Stock Option Committee of the Board of Directors.

(3)
Member of the Special Committee of the Board of Directors.

        There are no family relationships among any of the executive officers, directors, and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

        The Board held four meetings during the year ended December 31, 2004 with each director attending 100% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which he or she served. The Board has determined that Messrs. Allen, Benatar, Dolive, Kolb and Robinson and Ms. Jones are independent directors under the listing standards of the New York Stock Exchange. The Board believes that it should be sufficiently represented at the Company's annual meetings of shareholders. Last year all of the Board's members attended the annual meeting.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 10 NOMINEES.

Committees of the Board of Directors

        The Board has a standing Audit Committee which is composed of Messrs. Allen, Dolive, and Kolb. All of the members of the Committee are "independent" within the meaning of the listing standards of the New York Stock Exchange, and the Board has determined that Mr. Dolive is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission. The function of the Audit Committee is to assist the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditors' qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. Among other responsibilities, the Audit Committee is directly responsible for the appointment, compensation, retention, and termination of the independent auditors, who report directly to the Committee. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be obtained from the Company's website at www.aaronrents.com or without charge, to any shareholder, upon request, in writing to the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377. The Audit Committee held six meetings during the year ended December 31, 2004. Please see page 19 for the 2004 Audit Committee Report.

        The Board has a Stock Option Committee, which is composed of Mr. Robinson and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held six meetings during the year ended December 31, 2004.

        At its February 22, 2005 meeting, the Board established a Special Committee, initially comprised of Messrs. Benatar and Kolb, to examine certain executive compensation and corporate governance matters on behalf of the Board.

        The Board does not have a nominating or compensation committee. Certain New York Stock Exchange listing criteria related to nominating and compensation committees and the composition of the Board are not applicable to the Company because a majority of its voting Class A Common Stock is beneficially owned by the Chairman and Chief Executive Officer, Mr. Loudermilk, Sr.

        In addition to these committees, the non-management and independent members of the Board meet from to time to time in executive session, without management present. These meetings are currently chaired by Leo Benatar.

Director Nominations

        The Board of Directors is responsible for considering and making recommendations to the shareholders concerning nominees for election as director at the Company's meetings of shareholders, and nominees for appointments to fill any vacancy on the Board. Because of the practical necessity that a candidate for director must be acceptable to Mr. Loudermilk, Sr., in his capacity as holder of a majority of the Company's voting stock, in order to be elected, the Board believes it is desirable for the nominations function to be fulfilled by the full Board, including Mr. Loudermilk, Sr., rather than by a nominating committee that does not include him.

        To fulfill its nominations responsibilities, the Board periodically considers the experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board evaluates each incumbent's continued service, in light of the Board's collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Board proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Board evaluates the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members before the Board makes a decision.

        At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field and the ability to devote sufficient time to carry out the duties of a director. In addition to these minimum qualifications, in evaluating candidates the Board may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then current composition of the Board. These factors may include: a candidate's professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board's effectiveness; the candidate's ability to fulfill the responsibilities of a director and of a member of one or more of the Board's standing committees; and input from the Company's majority shareholder.

        Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III, Section 3 of the Company's Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the President setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING.

        The Board will consider including in its slate of director nominees for an annual shareholders' meeting a nominee submitted to the Company by a shareholder. In order for the Board to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Article III, Section 3 of the Bylaws to the President at the Company's principal executive offices at least 120 days before the first anniversary of the date that the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board consider such shareholder's nominee for inclusion with the Board's slate of nominees for the meeting. The nominating shareholder and shareholder's nominee should undertake to provide, or consent to the Company obtaining, all other information the Board requests in connection with its evaluation of the nominee.

        The shareholder's nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board's slate of nominees, the Board may consider all relevant information, including the factors described above; whether there are or will be any vacancies on the Board; and the size of the nominating shareholder's holdings in the Company and the length of time such shareholder has owned such holdings.

APPROVAL OF THE AARON RENTS, INC. EXECUTIVE BONUS PLAN
(Item 2)

        Subject to approval by the Company's shareholders with respect to payments to the Chief Executive Officer, the Board of Directors on March 31, 2005 adopted the Aaron Rents, Inc. Executive Bonus Plan (the "Executive Bonus Plan") effective as of January 1, 2005. Shareholder approval of the Executive Bonus Plan is sought in order to qualify the Executive Bonus Plan under Section 162(m) of the Internal Revenue Code and to thereby allow the Company to deduct for federal income tax purposes all compensation paid under the Executive Bonus Plan to the Chief Executive Officer.

        This summary of certain features of the Executive Bonus Plan is qualified in its entirety by reference to the full text of the Executive Bonus Plan, which is set forth in Appendix A.

General

        The purpose of the Executive Bonus Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives who have significant responsibility for such success. The Executive Bonus Plan will be administered by the Special Committee or other committee designated by the Board (the "Committee"), subject to the Committee's right to delegate to the Chief Executive Officer and others responsibility for administration of the Executive Bonus Plan as it relates to participants other than the Chief Executive Officer. Persons eligible to participate in the Executive Bonus Plan are the executive officers and other executives of the Company, its operating units, or its affiliates who are in management positions designated as eligible for participation by the Committee or its designee. The Executive Bonus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

        The Executive Bonus Plan may be amended, suspended or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights with respect to an award that has been determined and approved would be adversely affected. Unless terminated, the Executive Bonus Plan will remain in effect until awards thereunder are paid for the Company's fiscal year ending in 2009.

Awards Under the Executive Bonus Plan

        Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate; (b) performance targets and the measurement criteria for determining the level of achievement of the performance targets; (c) the dollar amount or the percentage of a participant's base salary which may be paid as an incentive award at specified levels of achievement of the performance targets; (d) the form of payment of an incentive award; and (e) the times and conditions subject to which any incentive award may become payable. Performance criteria for the Chief Executive Officer will include one or more of the following: earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax earnings, return on capital employed, cash flow, cash flow return, operating income, inventory turnover ratio, cost reductions, leverage ratios, gross margin, product introduction, sales, net income, earnings per share, return on equity, return on assets (or net assets), investments, pre-tax profit, after-tax profit, market value of the Company's stock, total shareholder return, utilize the above economic profit, capitalized economic profit, and strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals related to acquisitions and divestitures. The Committee may establish other performance criteria for participants other than the Chief Executive Officer or it may establish other criteria. The maximum incentive award payable to a participant in any year will be $2.5 million.

        After the end of each fiscal year, the Committee will certify the extent to which the performance criteria have been achieved for that year. In measuring performance, the Committee may adjust the

Company's financial results to exclude the effect of unusual charges or income items which distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, or reductions in force. With respect to the Chief Executive Officer and other participants designated by the Committee, the Committee shall exclude such items whose exclusion has the effect of increasing achievement of performance criteria if such items constitute "extraordinary items" under generally accepted accounting principles or are unusual events or items. The Committee will also make adjustments to eliminate the effect of unanticipated changes in the tax or accounting rules and regulations.

        Incentive awards shall be approved by the Committee, subject to ratification by the Board when required under the Plan or elected by the Committee, based on the Plan rules then in effect and the achievement of performance criteria as certified by the Committee. The Committee may in its discretion grant awards to deserving participants, except the Chief Executive Officer, notwithstanding levels of achievement of performance criteria.

        Awards will generally be made in lump sum cash payments or in such other form as the Committee may specify at the beginning of the year. Payment will be made as soon as practicable after determination of awards.

        A partial incentive award may be authorized by the Committee for a participant who is terminated without cause or who retires, dies, or becomes permanently and totally disabled. Otherwise, no award will be paid to a participant who is not an active employee of the Company, an operating unit, or an affiliate at the end of the fiscal year to which the award relates. In general and unless with respect to some or all participants, the Committee has established a different rule, upon the occurrence of a Change in Control (as defined in the Executive Bonus Plan), the participant's incentive award for that year will be deemed to have been fully earned for the year, with deemed performance at the target level; will be prorated for the portion of the year that has elapsed; and will be paid within thirty days after the effective date of the Change in Control.

Federal Tax Consequences

        An award under the Executive Bonus Plan will constitute taxable ordinary income to the participant to the extent it is paid in cash. Generally, the Company will be entitled to a corresponding deduction.

        Section 162(m) of the Internal Revenue Code limits to $1 million the amount of compensation that may be deducted in any tax year with respect to a named executive officer (generally, the executive officers who would be listed for a fiscal year in the Summary Compensation Table appearing on page 12 hereof), with an exception for certain performance-based compensation. The Executive Bonus Plan is designed, and is to be administered, to qualify payments to the Chief Executive Officer and other participants designated by the Committee for that performance-based exception, so that such payments are deductible by the Company.

2005 Awards

        For fiscal year 2005, each Named Executive Officer has been granted an opportunity to receive a cash incentive award under the Executive Bonus Plan. Because the performance periods have not yet been completed, the amount of annual incentive compensation to be paid in the future to the Company's current or future Named Executive Officers cannot be determined at this time. Actual amounts will depend on actual performance measured against the attainment of the pre-established performance goals.

        The Named Executive Officers earned annual cash incentives for 2004 under the Company's existing bonus program as set forth in the Summary Compensation Table and described in the Board Report on Executive Compensation.

Vote Required for Approval of the Executive Bonus Plan

        The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Assuming the presence of a quorum, the Executive Bonus Plan ("Executive Bonus Plan") will be approved if more shares of Class A Common Stock are voted in favor of approval than against it. In the event the Executive Bonus Plan is not approved by the Company's stockholders, the Board will take such action with respect to incentive awards as it considers to be in the best interests of the Company, consistent with the compensation policies set forth in the Board of Directors' Report on Executive Compensation on pages 13 and 14.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXECUTIVE BONUS PLAN, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

EQUITY COMPENSATION PLANS

        The following table sets forth aggregate information as of December 31, 2004 about the Company's compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	3,322,874	$11.35	922,000
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

        Set forth below are the names and ages of all executive officers of the Company as of February 16, 2005. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

        The Company has adopted a code of ethics applicable to its Chief Executive, Financial and Accounting Officers. The Company will provide to any person without charge, upon request, a copy of the code of ethics. Request should be made in writing to the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377.

Name (Age)	Position with the Company and Principal Occupation During the Past Five Years
R. Charles Loudermilk, Sr. (77)	Chairman of the Board of Directors and Chief Executive Officer of the Company.*
Robert C. Loudermilk, Jr. (45)	President and Chief Operating Officer of the Company.*
Gilbert L. Danielson (58)	Executive Vice President and Chief Financial Officer of the Company.*
James L. Cates (54)	Mr. Cates has served as Director of Risk Management since 1990, Vice President since 1994, Secretary of the Company since 1999 and Senior Group Vice President since 2002.
William K. Butler, Jr. (52)	President of the Aaron's Sales & Lease Ownership Division.*
Eduardo Quinones (44)	Mr. Quinones joined the Company in 1985 as a Store Manager. He served as Vice President of the Rent-to-Rent Division from 1989 until becoming President of that Division in 2000.
David M. Rhodus (56)	Mr. Rhodus has served as Vice President, General Counsel since 1999. He was a senior attorney for Alumax, Inc., an aluminum products manufacturing company, from 1998 to 1999 and Vice President and General Counsel for Atlantax Systems, Inc., a business tax services company, from 1993 to 1998.
B. Lee Landers (46)	Mr. Landers has served as Vice President, Chief Information Officer since 1999. Prior to 1999, he held various engineering and technology management positions with The Southern Company.
Robert P. Sinclair, Jr. (43)	Mr. Sinclair has served as Controller of the Company since 1990, Chief Financial Officer of the Aaron's Sales & Lease Ownership Division from 1995 to 1999, and Vice President, Corporate Controller since 1999.
Mitchell S. Paull (46)	Mr. Paull served as Vice President, Treasurer of the Company from 1991 until 1999. From 1999 to 2001, Mr. Paull served as Chief Financial Officer and Vice President Finance and Administration of Winter, a construction management company and as Chief Financial Officer and Vice President-Finance for Career Fair, a computer software company. Mr. Paull rejoined the Company as Senior Vice President in 2001 and in 2005 was appointed to Senior Vice President, Merchandising and Logistics, Aaron's Sales & Lease Ownership Division.

K. Todd Evans (41)	Mr. Evans served as Director of Franchise Development for the Company from 1991 until 1998 and Vice President from 1998 to 2000. From March 2000 to October 2000, Mr. Evans served as President of Her-Kel Investments, a franchisee of the Company. Mr. Evans rejoined the Company in October 2000 as Vice President, Business Development and was promoted to Vice President, Franchising in 2001.
Marc S. Rogovin (45)	Mr. Rogovin served as Director of Real Estate and Construction for the Company from 1997 to 1998, and has served as Vice President, Real Estate and Construction since 1998.

*
For additional information concerning these individuals, see ELECTION OF DIRECTORS (Item 1) above.

Executive Compensation Summary

        The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the other Named Executive Officers of the Company.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Other Annual Compensation(1)	Number of Securities Underlying Stock Options (#)	All Other Compensation
R. Charles Loudermilk, Sr. Chairman of the Board and Chief Executive Officer	2004 2003 2002	$454,000 454,000 454,000	$853,435 584,459 442,904	— — —	48,450 70,000 —	$47,861 141,368 135,405	(2) (3) (4)
Robert C. Loudermilk, Jr. President and Chief Operating Officer	2004 2003 2002	325,000 282,500 262,500	84,590 — 50,000	— — —	48,450 70,000 —	2,078 2,707 2,276	(5) (5) (5)
Gilbert L. Danielson Executive Vice President and Chief Financial Officer	2004 2003 2002	325,000 300,000 267,500	84,590 — 50,000	— — —	48,450 70,000 —	2,011 2,870 2,222	(5) (5) (5)
William K. Butler, Jr. President, Aaron's Sales & Lease Ownership Division	2004 2003 2002	400,000 375,000 335,000	199,825 156,100 110,250	— — —	96,900 70,000 —	2,777 3,646 1,922	(5) (5) (5)
K. Todd Evans Vice President, Franchising	2004 2003 2002	167,923 160,000 135,000	133,500 136,000 120 999	— — —	2,520 4,000 —	2,030 2,730 2,498	(5) (5) (5)

(1)
Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

(2)
Includes a matching contribution of $1,647 made by the Company to the executive's account in the Company's 401(k) plan, and $46,214 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.

(3)
Includes a matching contribution of $2,692 made by the Company to the executive's account in the Company's 401(k) plan, and $138,676 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.

(4)
Includes a matching contribution of $2,400 made by the Company to the executive's account in the Company's 401(k) plan, and $133,005 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.

(5)
Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.

Board of Directors' Report on Executive Compensation

        General.    Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity. Such companies are not limited to those comprising the Peer Group in the Five-Year Shareholder Return Comparison graph. They also consider the performance of the Company and the merits of the individual under consideration.

        Salary.    The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary, if any, for the Company's executive officers, including himself, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 for the year ended December 31, 2004, which represented no change in his salary from fiscal 2003 or 2002. The other Named Executive Officers received raises as set forth in the Summary Compensation Table, in accordance generally with the principles set forth above.

        Bonus.    For 2004, the Company's annual incentive bonus program was based solely on the Company's financial performance. The Board of Directors approved incentive bonus plans for the following Named Executive Officers: Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, and Butler. In addition, Messrs. Loudermilk, Sr. and Butler established a bonus plan for Mr. Evans. The bonus plans for Messrs. Loudermilk, Sr., Loudermilk, Jr., and Danielson provided for the payment to them of cash incentives equal to specified percentages of the pre-tax earnings of the Company for its 2004 fiscal year (without giving effect to bonuses), provided that 2004 pre-tax earnings exceeded those of 2003 (after giving effect to bonuses). The bonus plans for Messrs. Butler and Evans were similar, except that their bonuses depended, in Mr. Butler's case, on the cash basis pre-tax earnings of the Aaron's Sales & Lease Ownership Division, and in Mr. Evans' case, on achievement of quarterly pre-tax profit objectives for the Aaron's Sales & Lease Ownership Division's franchise operations and on new franchise store opening goals.

        Mr. Loudermilk, Sr.'s bonus opportunity was equal to 1% of the Company's pre-tax earnings for fiscal 2004. Factors considered in setting his bonus opportunity included the successful acceleration of the Company's growth plans and continued improvement in the Company's financial condition.

        In accordance with these previously established incentive plans, the Board of Directors approved the payment of the incentive bonuses for 2004 to the Named Executive Officers in the amounts set forth in the Summary Compensation Table, as it had been determined that the objectives had been met. In addition, Mr. Butler was awarded a discretionary $50,000 bonus in December 2004, which is also included in the table.

        Stock Options.    The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Options and awards equivalent to 855,388 shares of Common Stock were awarded to officers and employees during the year ended December 31, 2004. Details on options granted to the Named Executive Officers in 2004 are set forth in the Option Grants in Last Fiscal Year table. The amount and nature of prior awards are generally considered in determining new option awards for executive officers, although other factors, such as the need to retain experienced managers, are also considered.

        Compensation Deductibility.    An income tax deduction under federal law will generally be available for annual compensation in excess of $1 million paid to the Named Executive Officers only if that compensation is "performance-based" and complies with certain other tax law requirements. In order to help preserve deductibility of compensation, the Company is submitting its Executive Bonus Plan to the shareholders for approval at the Annual Meeting, as described in Item 2—Approval of Executive Bonus Plan. Although the Board considers deductibility issues when approving executive compensation, the Board believes that other compensation objectives, such as attracting, retaining and providing incentives to qualified executives, are important and may supersede the goal of maintaining deductibility. Consequently, the Board may make compensation decisions without regard to deductibility when it is in the best interests of the Company and its shareholders to do so.

    THE BOARD OF DIRECTORS
    R. Charles Loudermilk, Sr.
    Robert C. Loudermilk, Jr.
    Gilbert L. Danielson
    William K. Butler, Jr.
    Ronald W. Allen
    Leo Benatar
    Earl Dolive
    Ingrid Saunders Jones
    David L. Kolb
    Ray M. Robinson

Five-Year Shareholder Return Comparison

        Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) the S&P Small Cap 600 Index and (ii) a group of publicly traded rental purchase companies (the "Peer Group"). For 2004, the Peer Group consisted of Rent-A-Center, Inc. and Rent-Way, Inc. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
Aaron Rents, Inc.	100.00	79.45	92.30	124.11	171.58	320.01
S & P SmallCap 600	100.00	111.80	119.11	101.69	141.13	169.37
Peer Group	100.00	106.98	108.64	147.60	230.13	205.04

Employment Agreements with Named Executive Officers

        Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Butler and Evans have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

Director Compensation

        Outside directors receive $2,000 or the equivalent amount in shares of the Company's Common Stock for each Board meeting attended. Each outside director is also paid a quarterly retainer of $2,000 or the equivalent amount in shares of the Company's Common Stock. Audit Committee members receive fees of

$500 for each Audit Committee meeting attended. Directors who are employees of the Company receive no compensation for attendance at Board or Committee meetings.

Option Grants

        The following table lists grants of stock options made by the Company during the last fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
R. Charles Loudermilk, Sr	22,500 16,500 9,450	(2) (2) (2)	5.66%	$13.6333 13.6333 13.6333	05/13/2014 07/30/2014 11/01/2014	$381,174 350,482 201,192	$788,653 691,329 396,678
Robert C. Loudermilk, Jr.	22,500 16,500 9,450	(2) (2) (2)	5.66%	13.6333 13.6333 13.6333	05/13/2014 07/30/2014 11/01/2014	381,174 350,482 201,192	788,653 691,329 396,678
Gilbert L. Danielson	22,500 16,500 9,450	(2) (2) (2)	5.66%	13.6333 13.6333 13.6333	05/13/2014 07/30/2014 11/01/2014	381,174 350,482 201,192	788,653 691,329 396,678
William K. Butler, Jr.	45,000 33,000 18,900	(2) (2) (2)	11.33%	13.6333 13.6333 13.6333	05/13/2014 07/30/2014 11/01/2014	762,347 700,964 402,385	1,577,306 1,382,658 792,357
K. Todd Evans	2,520	(2)	0.29%	22.2100	11/15/2014	35,199	89,200

(1)
These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Class A Common Stock and Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2)
These options were granted pursuant to the Company's 2001 Stock Option and Incentive Award Plan and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest on the third anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.

Option Exercises and Fiscal Year-End Values

        The following table shows for the Company's Chief Executive Officer and the other Named Executive Officers information with respect to the exercise of options for Common Stock during the year ended December 31, 2004, the number of shares covered by both exercisable and non-exercisable stock options for Common Stock as of December 31, 2004, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2004 (No. of Shares)
	Shares Acquired on Exercise (#)				Value of Unexercised In-the Money Options at December 31, 2004(1)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Charles Loudermilk, Sr	487,500	$5,470,708	187,500	153,450	$3,527,815	$1,765,716
Robert C. Loudermilk, Jr.	0	0	225,000	153,450	4,484,379	1,765,716
Gilbert L. Danielson	0	0	414,000	153,450	8,146,881	1,765,716
William K. Butler, Jr.	40,500	418,719	135,000	201,900	2,127,500	2,316,433
K. Todd Evans	0	0	45,000	8,520	881,250	64,951

(1)
Aggregate market value (based on December 31, 2004 closing stock price of $25.00 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, and William K. Butler, Jr.

        The Company purchased a parcel of land in 2000 and finished construction in 2001 of an approximately 50,000 square foot building which accommodates the Company's financial and information technology operations. The cost of this land and building was approximately $6.1 million. During April 2002, the Company sold the land and building to a limited liability company whose sole owners are Mr. Loudermilk, Sr. and Mr. Loudermilk, Jr. for approximately $6.3 million. The Company loaned the limited liability company approximately $1 million to partially finance the acquisition, and the loan plus interest was paid back to the Company shortly after closing. The Company is leasing this facility from the limited liability company under a 15-year lease with a current rent of approximately $617,000 annually.

        Aaron Ventures I, LLC ("Aaron Ventures") was formed in December 2002 for the purpose of acquiring properties from the Company and leasing them. Messrs. Loudermilk, Sr., Butler, Rogovin and Cates are the managers of Aaron Ventures, and its owners are all officers of the Company, including all of the Named Executive Officers and six other executive officers. The combined ownership interest for all Named Executive Officers represents 47.37% of which Mr. Loudermilk Sr.'s interest is 10.53%. In December 2002, Aaron Ventures purchased eleven properties from the Company, all former Heilig-Meyers stores, for a total purchase price of $5,000,000. The Company acquired these properties from Heilig-Meyers in 2001 and 2002 for an aggregate purchase price of approximately $4,000,000. The price paid by Aaron Ventures was arrived at by adding the Company's acquisition cost to the cost of improvements made by the Company to the properties prior to the sale to Aaron Ventures. In September of 2004, Aaron Ventures purchased an additional eleven properties from the Company for a total purchase price of $6,895,000. The Company had acquired these properties over a period of several years. The purchase price paid by Aaron Ventures was determined from the individual fair market valuation and the results of current formal written appraisals completed for each location. Aaron Ventures currently leases all of the above properties to the Company for 15-year terms at an annual rental of approximately $1,475,000.

        Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 2004 represented $2,259,278 and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the year ended December 31, 2004 totaled $253,230.

        The Audit Committee of the Company's Board of Directors reviews all material transactions between the Company and the Company's directors and executive officers.

AUDIT MATTERS

        Ernst & Young LLP served as auditors of the Company for the year ended December 31, 2004, and has been selected by the Audit Committee of the Board of Directors to continue as the Company's auditors for the current fiscal year. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions. The following table sets forth the fees billed by Ernst & Young for services to the Company in the last two fiscal years.

FEES BILLED IN LAST TWO FISCAL YEARS

	Year Ended December 31,
	2004	2003
Audit(1)	$1,198,100	$296,317
Audit-Related(2)	13,500	16,575
Tax(3)	143,302	136,995
All Other	0	N/A

	$1,357,902	$449,887

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and internal control over financial reporting, review of quarterly financial statements and audit services provided in connection with statutory and regulatory filings.

(2)
Includes fees for the audit of the Company's 401(k) plan and advice regarding new SEC and GAAP disclosure requirements.

(3)
Includes fees for tax compliance, tax advice and tax planning services.

Approval of Auditor Services

        The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to the Company by its independent public accountants. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy ("Policy"). Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis—called "specific pre-approval"—or (2) by the description in sufficient detail in the Policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration—called "general pre-approval." Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee or the Chairman of the Committee. The Policy describes the audit, audit-related and tax services which have received general pre-approval—these general pre-approvals allow the Company to engage the independent accountants for the enumerated services for individual engagements up to the fee levels prescribed in the Policy. The annual audit engagement for the Company is subject to the specific pre-approval of the Committee. Any engagement of the independent accountants pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The Policy does not delegate the Audit Committee's responsibility to pre-approve services performed by the independent public accountants to management.

REPORT OF AUDIT COMMITTEE

        The Audit Committee is comprised of three "independent" members of the Board of Directors as defined under the listing standards of the New York Stock Exchange and operates pursuant to a written charter adopted by the Board and available through the Company's website, www.aaronrents.com. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors for 2004, Ernst & Young LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

        In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and has discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young their independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

        This report is respectfully submitted by the Audit Committee of the Board of Directors.

                      Earl Dolive, Chairman
                      Ronald W. Allen
                      David L. Kolb

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 2006 annual meeting must be received by December 12, 2005 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after February 20, 2006. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 20, 2006 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

COMMUNICATING WITH THE BOARD

        The Company's security holders and other interested parties may communicate with the Board, the non-management or independent directors as a group, or individual directors by writing to them in care of the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.

OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      JAMES L. CATES
                       Senior Group Vice President
                      and Corporate Secretary

April 6, 2005

APPENDIX A

AARON RENTS, INC.
EXECUTIVE BONUS PLAN

Effective as of January 1, 2005

1.     ESTABLISHMENT AND EFFECTIVE DATE OF PLAN

          Aaron Rents, Inc. (the "Company") hereby adopts the Aaron Rents, Inc. Executive Bonus Plan (the "Plan") for its executive officers and certain other executives of the Company and its affiliates who are in management positions designated as eligible for participation by the Special Committee of the Board of Directors of the Company or such other committee appointed by the Board (the "Committee"), or the Committee's designee. The Plan shall be effective as of January 1, 2005 and shall remain in effect, subject to the rights of amendment and termination in Section 13, until the Incentive Awards are paid for the Company's fiscal year ending in 2009. Payments under the Plan shall only be made to the Chief Executive Officer after the Plan is approved by the shareholders of the Company.

2.     PURPOSE OF THE PLAN

          The purpose of the Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives who have significant responsibility for such success.

3.     DEFINITIONS

  (a)
  "Base Annual Salary" means the actual base salary paid to a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Company's deferred compensation or welfare plans (whether qualified or non-qualified).

  (b)
  "Board of Directors" means the Board of Directors of the Company.

  (c)
  "Change in Control" shall have the meaning ascribed to such term in the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan, effective as of March 13, 2001, and as it may be amended.

  (d)
  "Chief Executive Officer" means the chief executive officer of the Company, unless otherwise specified.

  (e)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (f)
  "Committee" means the Special Committee of the Board of Directors or any other committee designated by the Board of Directors which is responsible for administering the Plan. The Committee shall be comprised solely of two or more individuals who qualify as "outside directors" under Code Section 162(m).

  (g)
  "Company" means Aaron Rents, Inc., a Delaware corporation, and its successors.

  (h)
  "Incentive Award" or "Award" means the bonus awarded to a Participant under the terms of the Plan.

  (i)
  "Maximum Award" means the maximum dollar amount or the maximum percentage of Base Annual Salary which may be paid based upon the Relative Performance during the Plan Year.

  (j)
  "Operating Unit" means a separate business operating unit of the Company with respect to which separate performance goals may be established hereunder.

  (k)
  "Participant" means an employee of the Company, an Operating Unit or an affiliate who is designated by the Committee or its designee to participate in the Plan.

  (l)
  "Plan Rules" means the guidelines established annually by the Committee pursuant to Section 4, subject, where applicable, to ratification by the Board of Directors.

  (m)
  "Plan Year" means the twelve month period which is the same as the Company's fiscal year. The initial Plan Year shall be January 1, 2005 through December 31, 2005.

  (n)
  "Relative Performance" means the extent to which the Company, and/or designated Operating Unit, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

  (o)
  "Target Award" means the dollar amount or the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

  (p)
  "Threshold Award" means the dollar amount or the percentage of Base Annual Salary which corresponds to the minimum acceptable Relative Performance during the Plan Year.

4.     ADMINISTRATION OF THE PLAN

          The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than the Chief Executive Officer pursuant to Section 7. The Committee will have authority to establish Plan Rules with respect to the following matters for the Plan Year, subject to the right of the Board of Directors to ratify such Plan Rules as provided in this Section 4:

  (a)
  the employees who are Participants in the Plan;

  (b)
  as applicable, the Target Award, Maximum Award and/or Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

  (c)
  the performance targets and the measurement criteria to be used in determining the Company's or an Operating Unit's Relative Performance, which will include one or more of the following, as determined by the Committee or its designee each year:

  •
  earnings before interest and taxes (EBIT);

  •
  earnings before interest, taxes, depreciation and amortization (EBITDA);

  •
  pre-tax earnings;

  •
  return on assets, net assets, investments, equity, or capital employed;

  •
  operating income or net income;

  •
  inventory turnover ratio;

  •
  cost reductions;

  •
  leverage ratios;

  •
  gross margin;

  •
  product introduction;

    •
    revenues;

    •
    net income;

    •
    earnings per share;

    •
    after-tax or pre-tax profit;

    •
    market value of the Company's stock;

    •
    total shareholder return;

    •
    economic profit or capitalized economic profit;

    •
    cash flow or cash flow return; and

    •
    strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures.

  (d)
  the time or times, the form of payment, and the conditions subject to which any Incentive Award may become payable.

          The Plan Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and the Committee's right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (d) of this Section 4 with respect to the Chief Executive Officer (and such other Participants as the Committee may determine) shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants other than the Chief Executive Officer, the Committee may in its discretion establish performance measures and criteria not listed in this Section 4 without obtaining shareholder approval.

5.     PARTICIPATION

          Eligibility for participation in the Plan is limited to executive officers of the Company and certain other executives of the Company and its Operating affiliates who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than the Chief Executive Officer changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion, adjust the Participant's award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.

6.     INCENTIVE AWARDS

  (a)
  Determination of the Amount of Incentive Awards

          At the end of each Plan Year, the Committee or its designee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial information provided by the Company. A Participant's Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan. In addition to any adjustments provided by the Incentive Award, the Committee may in determining whether performance targets have been met adjust the Company's financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of the Chief Executive Officer, the Committee shall exclude unusual items whose exclusion has the effect of increasing Relative Performance if such items constitute "extraordinary items" under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

          The Committee may, in its discretion, decrease the amount of a Participant's Incentive Award for a Plan Year based upon such factors as it may determine.

          In the event that the Company's or an Operating Unit's performance is below the anticipated performance thresholds for the Plan Year and the Incentive Awards are below expectations or not earned at all, the Committee may in its discretion grant Incentive Awards (or increase the otherwise earned Incentive Awards) to deserving Participants, except for Incentive Awards to the Chief Executive Officer.

          The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Chief Executive Officer (and such other Participants as the Committee may determine) for the performance-based exception under Code Section 162(m) and the regulations thereunder, except where the Board of Directors determines such compliance is not necessary. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be $2.5 million.

  (b)
  Eligibility for Payment of Incentive Award

          No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee's determination with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Company, an Operating Unit or an affiliate at the end of the Plan Year to which the Incentive Award relates; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required, and the limitations of Code Section 162(m)), partial Incentive Awards may be paid to Participants (or their beneficiaries) who are terminated without cause (as determined by the Committee or its designee) or who retire, die or become permanently and totally disabled during the Plan Year. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Company, and such Participant's rights shall be equivalent to that of a general unsecured creditor of the Company.

  (c)
  Payment of Awards

          Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to Sections 6 to the extent required to avoid a plan failure under Code Section 409A(a)(1), and not later than 2 1/2 months after the end of the corporation's fiscal year to which the Incentive Award relates, subject to the Committee's right to allow a Participant to defer payment pursuant to an applicable deferred compensation plan of the Company. Payment will generally be made in a lump sum in cash unless the Committee otherwise determines at the beginning of the Plan Year.

7.     DELEGATION OF AUTHORITY BY THE COMMITTEE

          Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than the Chief Executive Officer. Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust any Incentive Awards that are payable. In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Company to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).

8.     CHANGE IN CONTROL

          Upon the occurrence of a Change in Control, unless the Participant otherwise elects in writing, the Participant's Incentive Award for the Plan Year shall be determined as if the Target Award level of performance has been achieved (without any reductions under Section 6(a)) and shall be deemed to have been fully earned for the Plan Year, provided that the Participant shall only be entitled to a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Incentive Award amount shall be paid only in cash within thirty (30) days of the effective date of the Change in Control. The Incentive Award payable upon a Change in Control to a Participant for the Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under this Section 8 or the amount of the Incentive Award payable to such Participant for the Plan Year under the terms of any employment agreement or severance agreement with the Company, its Operating Units or affiliates. Notwithstanding the above, the Committee may provide in the Plan Rules for alternative consequences upon a Change in Control, which may apply to some or all Participants and which may vary among Participants.

9.     BENEFICIARY

          To the extent provided by the Committee or its designee each Participant will designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section 6(b). Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If the Committee does not provide for a designation of beneficiary or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.

10.   WITHHOLDING OF TAXES

          The Company shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.

11.   EMPLOYMENT

          Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Company, an Operating Unit or an affiliate, or interfere with or restrict in any way the rights of the Company, an Operating Unit or an affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause.

12.   SUCCESSORS

          All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.

13.   TERMINATION AND AMENDMENT OF THE PLAN; GOVERNING LAW

          The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of a Participant, adversely affect the Participant's rights under an Incentive Award approved under Section 6(b). The Plan shall be interpreted and construed under the laws of the State of Delaware.

          AS APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON THE 31st DAY OF MARCH, 2005.

Aaron Rents, Inc.
This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 3, 2005
CLASS A COMMON STOCK PROXY

        The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 3rd. day of May 2005, at 10:00 a.m., and at any and all adjournments thereof as follows:

(1)	☐	FOR all nominees listed below (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.
NOMINEES:	R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, William K. Butler, Jr., Ronald W. Allen, Leo Benatar, Earl Dolive, Ingrid Saunders Jones, David L. Kolb and Ray M. Robinson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

(2)	FOR approval of the Aaron Rents, Inc. Executive Bonus Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
(3)
FOR the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue thereof.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND A VOTE "FOR" APPROVAL OF THE EXECUTIVE BONUS PLAN, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

(Continued and to be dated and signed on reverse side)

        It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 6, 2005 and the Proxy Statement furnished therewith.

Dated and signed	, 2005

(Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer.)

        This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta,
Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.

QuickLinks

GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS (Item 1)
APPROVAL OF THE AARON RENTS, INC. EXECUTIVE BONUS PLAN (Item 2)
EQUITY COMPENSATION PLANS
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT MATTERS
FEES BILLED IN LAST TWO FISCAL YEARS
REPORT OF AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
COMMUNICATING WITH THE BOARD
OTHER MATTERS
AARON RENTS, INC. EXECUTIVE BONUS PLAN